UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2015

DEMAND MEDIA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001- 35048	20-4731239
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1655 26th Street Santa Monica, California	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 394-6400

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2015, Demand Media, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved the Amended and Restated Demand Media, Inc. 2010 Incentive Award Plan (the “Amended 2010 Plan”), which amends the original Demand Media, Inc. 2010 Incentive Award Plan (the “2010 Plan”) by: (i) requiring the plan administrator to obtain stockholder approval before repricing any award of stock options or stock appreciation rights (whether through a reduction of the applicable price per share or the cancellation and substitution of such an award with another award when the option or stock appreciation right price per share exceeds the fair market value of the underlying shares); (ii) eliminating the provision in the 2010 Plan that allowed shares tendered or withheld to satisfy the grant price, exercise price or tax withholding obligations associated with an award granted under the 2010 Plan to be used again for new grants under the 2010 Plan; and (iii) requiring that dividends and dividend equivalents payable in respect of performance-vesting awards be subject to the same vesting conditions as those applicable to the underlying awards. A copy of the Amended 2010 Plan was attached as Appendix A to the definitive proxy statement for the Annual Meeting filed by the Company with the Securities and Exchange Commission on April 28, 2015 (the “Proxy Statement”). The terms and conditions of the Amended 2010 Plan are incorporated herein by reference.

Item 5.07                     Submission of Matters to a Vote of Security Holders.

At the Annual Meeting held by the Company on June 11, 2015, 17,583,552 shares were represented in person or by proxy, constituting approximately 89% of the Company’s outstanding shares as of April 23, 2015, the record date for the Annual Meeting. At the Annual Meeting, the following three proposals were submitted to the stockholders and the Company’s inspector of elections certified the vote tabulations indicated below.  For more information about the proposals, please refer to the Company’s Proxy Statement.

Proposal 1 - Election of Director

The individual listed below was re-elected to serve on the Company’s board of directors (the “Board”) for a three-year term expiring at the Company’s 2018 Annual Meeting of Stockholders, or until his successor is duly elected and qualified.

Nominee for Director	Votes For	Votes Withheld	Broker Non-Votes	Percentage of Votes in Favor

Peter Guber	11,419,848	2,748,822	3,414,882	80.59%

Proposal 2 - Ratification of the Independent Registered Public Accounting Firm

Proposal 2 was a management proposal to ratify the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.  This proposal was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes	Percentage of Votes in Favor

17,474,384	109,000	168	—	99.37%

Proposal 3 - Approval of the Amended and Restated 2010 Incentive Award Plan

Proposal 3 was a management proposal to approve the Amended 2010 Plan, as described in the Proxy Statement.  This proposal was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes	Percentage of Votes in Favor

13,060,831	1,096,763	11,076	3,414,882	92.18%

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2015	DEMAND MEDIA, INC.

	By:	/s/ Daniel Weinrot
Daniel Weinrot
Executive Vice President, General Counsel and
Corporate Secretary

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